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                                                                EXHIBIT 23





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 1, 2000 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 28, 2000, relating to the financial statements, which appears in the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Saving Plan on
Form 11-K for the year ended March 31, 2000.



PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
November 16, 2000